EXHIBIT 13.1

Certification by the Chief Executive Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Yongqi Zhang, Chief Executive Officer of Global Education & Technology Group Limited. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Date: June 27, 2011

By:	/s/ Yongqi Zhang
	Name:	Yongqi Zhang
	Title:	Chief Executive Officer